Exhibit 5.1


                              JONES, DAY, REAVIS & POGUE
                              2300 Trammell Crow Center
                                   2001 Ross Avenue
                                 Dallas, Texas 75201
                                    (214) 220-3939




                                   October 31, 1997

Pillowtex Corporation
4111 Mint Way
Dallas, Texas  75237

     Re: Registration on Form S-8 of 300,000 Shares of Common Stock, par value $0.01 per share, of Pillowtex Corporation

Ladies and Gentlemen:

          We are acting as counsel to Pillowtex Corporation, a Texas corporation (the 'Company'), in connection with the registration of 300,000 shares (the 'Shares') of Common Stock, par value $0.01 per share, of the Company pursuant to the Company's Registration Statement on Form S-8 (the 'Registration Statement').

          We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the provisions of the Company's 1993 Stock Option Plan, as Amended and Restated (the 'Plan'), against payment of the consideration therefor as provided in the Plan and having a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

          In rendering the foregoing opinions, (i) we have assumed and have not independently verified (a) that all signatures on all certificates and other documents examined by us are genuine, and that where any such signature purports to have been made in a corporate, governmental or other capacity the person who affixed such signature to the certificate or the document had authority to do so, and (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, and (ii) as to certain factual matters, we have relied upon certificates of public officials and of the Company and its officers and have not independently checked or verified the accuracy of the factual statements contained therein.
In addition, our examination of matters of law has been limited to the Texas Business Corporation Act and the federal laws of the United States of America, in each case as in effect on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Jones Day, Reavis & Pogue

Jones, Day, Reavis & Pogue